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                                                                    Exhibit 99.5

                               BK ASSOCIATES, INC.
                             1295 NORTHERN BOULEVARD
                            MANHASSET, NEW YORK 11030
                       (516) 365-6272 O FAX (516) 365-6287

May 15, 2001

Lease Investment Flight Trust
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, DE 19890

Gentlemen:

         In response to your request, BK Associates, Inc. is pleased to provide this opinion of the Base Values as of December 31, 2000 on each of 39 commercial jet transport aircraft (the "Aircraft"), which comprise the Lease Investment Flight Trust ("LIFT"). The Aircraft are further identified in the attached Figure I by type, serial number, date of manufacture and engine model.

         Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE

         Base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

VALUE METHODOLOGY

         As the definition suggests, Base Value is determined from historic and future value trends and is not influenced by current market conditions. It is often determined as a function of the original cost of the aircraft, technical characteristics of competing aircraft, and development of new models. BK Associates has determined from analysis of historic data, a relationship between aircraft age and its value as a percentage of original value for the average aircraft. These data form the basis for base value and forecast value determinations but must be adjusted to reflect the value of engine and gross weight options and other features of the aircraft.

         Our maintenance adjusted Base Values include appropriate financial adjustments based on our interpretation of the maintenance status data provided by GE Capital Aviation Services ("GECAS").

LIMITING CONDITIONS AND ASSUMPTIONS

         BK has not inspected the Aircraft nor their maintenance records but relied upon information supplied by GECAS and from BK's own database. In determining our values, the following assumptions apply to the aircraft:

         1. Our maintenance adjustments are approximate, based on industry average costs, and normally include an adjustment for the time remaining to a "C" check, time remaining to a "D" check, time remaining to landing gear overhaul and time remaining to a heavy shop visit on engines. Instances where insufficient data was available we assumed a half-time condition existed, and instances where engines were reported at a repair facility we valued that engine as fresh or zero-time since overhaul.


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         2. The aircraft is in compliance with a civil airworthiness authority approved airline maintenance program, with all airworthiness directives, mandatory modifications and applicable service bulletins currently up to industry standard.

         3. The interior of the aircraft is in a standard configuration for its specific type, with the buyer furnished equipment and options of the types and models generally accepted and utilized in the industry.

         4. The aircraft is in current flight operations.

         5. The aircraft is sold for cash without seller financing.

         6. The aircraft is in average or better condition.

         7. No accident damage has been incurred that would affect market values.

CONCLUSIONS

         Based on the above methodology, considerations and assumptions, it is our opinion that the current base value in U.S. dollars of each aircraft as of December 31, 2000, including appropriate financial adjustments considering the maintenance status of the Aircraft, is as shown in Figure I attached hereto.

         BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

                                              Sincerely yours,

                                              BK ASSOCIATES, INC.


                                              R. L. Britton
                                              Vice President
                                              ISTAT Senior Certified Appraiser

RLB/kf
Attachment


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                                    FIGURE I

                     LEASE INVESTMENT FLIGHT TRUST ("LIFT")
                               AIRCRAFT PORTFOLIO
                             AS OF DECEMBER 31, 2000

                                                                                                               MAINTENANCE
                                                                                                                ADJUSTED
                    AIRCRAFT               SERIAL               MGF.                                           BASE VALUE
NO.                   TYPE                 NUMBER               DATE                  ENGINE TYPE                ($MIL)
---                   ----                 ------               ----                  -----------                ------
 1                   A320-200                 879                Dec-98                 CFM56-5B4                 39.760
 2                   A320-200                1093                Oct-99                 CFM56-5B4                 41.690
 3                   A320-200                1108                Nov-99                 CFM56-5B4                 41.910
 4                   A320-200                1152                Feb-00                 CFM56-5B4                 43.160
 5                   B737-300               23376                Nov-86                 CFM56-3B2                 16.540
 6                   B737-300               23384                Aug-87                 CFM56-3B2                 16.250
 7                   B737-300               28671                Nov-97                 CFM56-3C1                 31.240
 8                   B737-300               28672                Jan-98                 CFM56-3C1                 32.970
 9                   B737-300               29338                Jul-99                 CFM56-3C1                 34.670
10                   B737-300               28673                Feb-98                 CFM56-3C1                 31.850
11                   B737-300               28602                Sep-99                 CFM56-3C1                 34.920
12                   B737-300               28606                Oct-99                 CFM56-3C1                 35.140
13                   B737-300               28570                Mar-98                 CFM56-3C1                 32.320
14                   B737-300               28569                Feb-98                 CFM56-3C1                 32.160
15                   B737-400               24469                Jul-89                 CFM56-3C1                 22.810
16                   B737-400               24512                Sep-89                 CFM56-3C1                 22.130
17                   B737-500               28565                Nov-97                 CFM56-3C1                 26.500
18                   B737-700               28584                Dec-98                CFM56-7B24                 35.130
19                   B737-700               28609                Nov-99                CFM56-7B24                 37.340
20                   B737-800               28591                Apr-99                CFM56-7B26                 40.300
21                   B737-800               28592                May-99                CFM56-7B26                 40.700
22                   B737-800               28628                Jun-00                CFM56-7B26                 42.780
23                   B747-400               28427                Mar-98                  PW4056                  141.040
24                  B767-300ER              30112                Sep-99                CF6-80C2B6F                83.490
25                  B767-300ER              26208                Sep-94                  PW4060                   64.440
26                  B767-300ER              29618                May-00                CF6-80C2B7F                87.100
27                  B767-300ER              30108                Nov-99                CF6-80C2B7F                85.230
28                  B767-300ER              30110                Dec-99                CF6-80C2B7F                85.580
29                     MD11F                48523                Jun-92                  PW4460                   74.860
30                     MD82                 49501                Oct-87                 JT8D-217A                 16.710
31                     MD82                 49509                Aug-89                 JT8D-217A                 18.460
32                     MD82                 49513                Apr-90                 JT8D-217A                 18.290
33                     MD82                 49515                Oct-90                 JT8D-217A                 17.940
34                     MD82                 53147                Aug-93                 JT8D-217C                 22.700
35                     MD82                 49519                Dec-90                 JT8D-217A                 19.920
36                     MD82                 49419                Aug-87                 JT8D-217A                 15.250
37                     MD82                 49511                Mar-90                 JT8D-217A                 17.810
38                     MD82                 49507                Nov-87                 JT8D-217A                 16.590
39                     MD83                 49578                Mar-88                 JT8D-219                  18.030
                                                                                                             -----------
                 TOTAL...................................................................................       1535.710
                                                                                                             ===========


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